UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2017
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2018 Performance-Based Restricted Stock Award Targets and Performance Criteria

On May 11, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved awards of performance-based restricted stock units (“Awards”) in accordance with the Qorvo, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”), to each of the Company's current executive officers. The purpose of these Awards is to link a portion of each executive officer’s equity compensation to achievement of key Company initiatives that the Committee believes have a strong potential to impact longer-term stockholder value creation. The fair market value for each share of restricted stock underlying each Award was established by the Committee in accordance with the 2012 Plan at $66.79 per share, which was the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on May 10, 2017. Each Award, in addition to being subject to customary terms and conditions as set forth in the 2012 Plan and respective Award agreement, is subject to specified performance and service conditions and represents a contingent right to receive an amount of the Company’s common stock at a future date.

Each Award will be earned by each executive officer based upon the Company’s achievement of between one to ten performance objectives (five of which contain two or three related sub-objectives) (the “Performance Objectives”) established by the Committee that must be satisfied during the Company’s current fiscal year ending March 31, 2018 (the “Performance Period”). Each of the Performance Objectives is separately weighted and expressed as a percentage of a target number of common shares. If a Performance Objective is met, the executive officer will be granted an Award for a number of shares equal to the target multiplied by the applicable percentage earned and assigned to such Performance Objective. The executive officer may earn up to 150% of the target number of Awards if all Performance Objectives are met. The Performance Objectives relate to accomplishment of specific manufacturing-related improvements, development of product capabilities identified as strategic to our business, achievement of certain financial metrics, and development and integration of key IT business processes, tools and systems. The shares of restricted stock earned by the executive officer at the end of the Performance Period, if any, will vest over a three-year period, with 50% vesting following completion of the Performance Period and the remaining 50% vesting in equal annual installments over each of the following two years. No shares are issued unless, and then only to the extent that, an Award is both earned and vested.

Subject to satisfaction of the Performance Objectives, each executive officer will be eligible to receive shares of restricted common stock of the Company at the conclusion of the Performance Period up to the maximum number of shares set forth below:

Name	Maximum Award
(if all ten Performance Objectives are fully achieved)

Robert A. Bruggeworth	72,765
President and Chief Executive Officer

Mark J. Murphy	21,559
Chief Financial Officer

Steven E. Creviston	26,950
Corporate Vice President and
President of Mobile Products

James L. Klein	18,865
Corporate Vice President and
President of Infrastructure and Defense Products

Gina B. Harrison	4,716
Vice President and Corporate Controller

Amendment and Restatement of Qorvo, Inc. Short-Term Incentive Plan

On May 11, 2017, the Committee and the Board approved the amendment and restatement of the Qorvo, Inc. Short-Term Incentive Plan (formerly, the Qorvo, Inc. Cash Bonus Plan) (the “Incentive Plan”) to permit the Committee to authorize the delivery of shares of the Company’s common stock, options or rights to acquire the same, or other Company securities or obligations, in lieu of cash payments and in full or partial satisfaction of any bonus award earned under the Incentive Plan. Shares of Company common stock and other Company securities delivered as payment or satisfaction of any bonus award earned under the Incentive Plan will be issued under the 2012 Plan or any other stockholder-approved equity incentive plan. The foregoing description of the Incentive Plan is qualified in all respects by reference to the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Qorvo, Inc. Short-Term Incentive Plan (As Amended and Restated Through May 11, 2017)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    May 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Qorvo, Inc. Short-Term Incentive Plan (As Amended and Restated Through May 11, 2017)